QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2004 (except as to the Restatement caption under Note 2 to the consolidated financial statements, which is as of March 24, 2004) relating to the consolidated financial statements and financial statement schedules of Tut Systems, Inc., which appears in Tut Systems, Inc.'s Amended Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

September 17, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM